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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                   REGISTRATION NO. :  333-06923


                                      STICKER TO

                                     PROSPECTUS

                                  LABOR READY, INC.
                               3,395,879 Common Shares
                                     No Par Value

                     The Date of this Sticker is October 8, 1997.



This sticker serves to correct an inadvertent omission of a selling shareholder, William L. Curtis, from the final prospectus of Labor Ready, Inc. (the "Registrant") dated December 18, 1997. Mr. Curtis was identified and his shares of Common Stock were included in the registration statement related to such prospectus, which was declared effective by the Securities and Exchange Commission on July 3, 1996. Accordingly, the "Selling Shareholders" table on page 8 of the prospectus is hereby revised to include William L. Curtis who:
(i) owned 4,500 shares of the Registrant's Common Stock prior to the offering;
(ii) intends to sell all of his 4,500 shares in the offering; and therefore
(iii) will hold no shares or have any beneficial ownership in the Registrant subsequent to the offering. This, in turn, changes the number of shares which are being offered by the prospectus from 3,391,379 to 3,395,879.

THIS STICKER IS PART OF THE PROSPECTUS AND MUST ACCOMPANY THE PROSPECTUS TO SATISFY PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED.